Exhibit 10.23

LETTER AMENDMENT TO PROMISSORY NOTES

This Letter Amendment to Promissory Notes (this “Amendment”) is entered into effective as of May 12, 2014, by and among Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), Cachet Financial Solutions Inc., a Minnesota corporation and wholly owned subsidiary of Cachet Delaware (“Cachet Minnesota”), and Trooien Capital, LLC, a Minnesota limited liability company (“Holder”), for the purpose of amending certain conversion terms of the below-identified promissory notes:

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that certain Convertible Promissory Note issued by Cachet Minnesota in favor of Holder, dated as of October 15, 2013 and in the original principal amount of $150,000, and that certain Convertible Promissory Note issued by Cachet Minnesota in favor of Holder, dated as of October 29, 2013 and in the original principal amount of $200,000 (such promissory notes being collectively referred to as the “October Notes”); and

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that certain Convertible Term Promissory Note issued by Cachet Minnesota in favor of Holder, dated as of December 13, 2013 and in the original principal amount of up to $4,000,000 (the “December Note,” and collectively referred to with the October Notes as the “Cachet Notes”).

Now, Therefore, the parties hereby agree as follows:

1.             Amendment to Conversion Terms of October Notes.

(a)           Section 2(a) of each of the October Notes is hereby amended and restated in its entirety as follows:

 (a)           Immediately upon the consummation of an IPO (as defined below), all outstanding principal, together with all accrued but unpaid interest under this Note, shall automatically convert into fully paid and non-assessable shares of the common stock of Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), par value US$0.0001 per share (the “Common Stock”), at the conversion price determined as provided herein (a “Conversion”).  The number of shares of Common Stock issuable upon a Conversion (the “Conversion Shares”) shall equal the number obtained by dividing (x) the principal amount of this Note outstanding as of the date of Conversion, plus all accrued but unpaid interest thereon, by (y) the Conversion Price.  In this regard, the “Conversion Price,” subject to adjustments as provided in Section 3 hereof, shall equal to 90% of the price at which that certain series of Convertible Promissory Notes of Cachet Delaware, offered for sale in March-May 2014 (a copy of which is attached hereto as Exhibit A), convert into Common Stock upon the consummation of an IPO, as defined therein.  For all purposes of this Note, the term “Conversion Shares” shall include any other securities issued in the IPO (collectively, the “Conversion Securities”).  So for example, if the IPO involves the issuance of warrants to investors, then this Note will be converted into both Conversion Shares and warrants, and the exercise price of any such warrants issued upon Conversion of this Note will be the same exercise price as that contained in any warrants comprising the Conversion Securities.

(b)           All references to “Pubco” contained in the October Notes shall, from and after the date of this Amendment, be understood to be references to Cachet Delaware.

2.             Amendment to Conversion Terms of the December Note.

(a)           Sections 2(a) and 2(b) of the December Note are hereby amended and restated in their entirety as follows:

 (a)           First Conversion Right.  Holder shall have the right at its election to convert the principal amount of this Note, together with accrued but unpaid interest thereon, into shares of Common Stock at a conversion rate equal to 90% of the price at which that certain series of Convertible Promissory Notes of Cachet Delaware, offered for sale in March-May 2014 (a copy of which is attached hereto as Exhibit A), convert into Common Stock upon the consummation of an IPO, as defined therein (the “Equity Offering”).  This conversion right shall last for 120 days after the closing of the Equity Offering.  If Holder exercises the conversion right set forth in this paragraph by delivering to the Company written notice of such exercise, Holder shall also receive 100% warrant coverage (with the exercise price of such warrants being the same as the exercise price of any warrants issued in the Equity Offering, or if none then at 125% of the price at which equity securities are sold in the Equity Offering). The conversion right set forth in this paragraph (a) is referred to as the “First Conversion Right.”

 (b)           Second Conversion Right.  If Holder does not elect to exercise the First Conversion Right, then Holder shall have the right at its election, and from time to time for the remainder of the term of this Note through the Maturity Date, to convert the principal amount of this Note, together with accrued but unpaid interest thereon, into shares of Common Stock at a conversion rate equal to 125% of the price at which equity securities of the Company are sold in the Equity Offering.  If Holder exercises the conversion right set forth in this paragraph by delivering to the Company written notice of such exercise, Holder shall also receive 100% warrant coverage (with the exercise price of such warrants being 125% of the exercise price of any warrants issued in the Equity Offering, or if none then at 125% of the price at which equity securities are sold in the Equity Offering).  The conversion right set forth in this paragraph (b) is referred to as the “Second Conversion Right.”

(b)           All references to “Pubco” contained in the December Note shall, from and after the date of this Amendment, be understood to be references to Cachet Delaware.

3.             General Provisions.  Except as expressly set forth in this Amendment, the terms and conditions of the Cachet Notes shall be unaffected by this document.

In Witness Whereof, the undersigned parties have set their hands to this Letter Amendment to Promissory Notes.

HOLDER: TROOIEN CAPITAL, LLC		CACHET MINNESOTA: CACHET FINANCIAL SOLUTIONS INC.

By:	/s/ Gerald S. Trooien	By:	/s/ Jeffrey C. Mack
	Gerald S. Trooien		Jeffrey C. Mack
	Chief Manager		Chief Executive Officer

CACHET DELAWARE: CACHET FINANCIAL SOLUTIONS, INC.

		By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chief Executive Officer

Exhibit A

Attached hereto is a form of Convertible Promissory Note referenced in the Amendment